UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2010

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (“Travelers”) held its annual meeting of shareholders on May 4, 2010.  At that meeting, Travelers’ shareholders elected each of Travelers’ nominees for director to hold office until the 2011 annual meeting of shareholders and until their successors are duly elected and qualified.  Travelers’ shareholders also ratified the appointment of KPMG LLP as Travelers’ independent registered public accounting firm for 2010.  The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Alan L. Beller	390,382,193	3,501,997	1,169,025	41,448,711
John H. Dasburg	384,132,471	3,796,522	7,124,222	41,448,711
Janet M. Dolan	391,324,001	3,143,630	585,584	41,448,711
Kenneth M. Duberstein	368,939,150	7,689,609	18,424,456	41,448,711
Jay S. Fishman	384,117,695	4,209,225	6,726,295	41,448,711
Lawrence G. Graev	359,027,283	29,960,981	6,064,951	41,448,711
Patricia L. Higgins	384,734,040	7,028,978	3,290,197	41,448,711
Thomas R. Hodgson	387,110,204	3,321,571	4,621,440	41,448,711
Cleve L. Killingsworth, Jr.	389,466,129	4,167,685	1,419,401	41,448,711
Blythe J. McGarvie	384,730,117	5,463,907	4,859,191	41,448,711
Donald J. Shepard	390,304,277	3,606,457	1,142,481	41,448,711
Laurie J. Thomsen	390,804,148	3,426,778	822,289	41,448,711

Item 2 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
428,057,611	7,852,867	591,448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President